UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Jones Ventures INTL Acquisition1 Corp

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	98-1913650
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

325 Hudson St, 6th Floor New York, NY	10013
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one Class A Ordinary Share and one Share Right to receive one eighth (1/8) of a Class A Ordinary Share	The Nasdaq Stock Market LLC
Class A Ordinary Shares, par value $0.0001 per share	The Nasdaq Stock Market LLC
Share Rights, each Share Right entitling the holder to receive one-eighth (1/8) of one Class A Ordinary Share upon the consummation of an initial business combination	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act Registration Statement or Regulation A offering statement file number to which this form relates: 333-295918 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the Units (each consisting of one Class A Ordinary Share and Share Right to receive one-eighth (1/8) of one Class A Ordinary Shares upon the consummation of an initial business combination), Class A Ordinary Shares, par value $0.0001 per share, and Share Rights to receive one-eighth (1/8) of one ordinary share upon the consummation of an initial business combination, of Jones Ventures INTL Acquisition1 Corp (the “Registrant”). The description of the Units, Class A Ordinary Shares and Share Rights contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-295918) initially filed with the U.S. Securities and Exchange Commission on May 15, 2026, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

JONES VENTURES INTL ACQUISITION1 CORP

By:	/s/ Alan F. Hill
	Name:	Alan F. Hill
	Title:	Chief Executive Officer

Dated July 13, 2026

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